CONSENT OF INDEPENDENT AUDITORS




      We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 5, 1998 for Dreyfus Technology Growth Fund, which is incorporated by reference, included in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.



                                   ERNST & YOUNG LLP


New York, New York
March 30, 1999